UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 2, 2008

Cytokinetics, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 624 - 3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2008, Cytokinetics, Incorporated (the "Company") entered into a Scientific Advisory Board Consulting Agreement with James Sabry, M.D., Ph.D., in connection with his April 1, 2008 appointment as the non-employee Chairman of the Company’s Scientific Advisory Board and a consultant to the Company. A description of the terms of the agreement is provided below in Item 5.02 of this Form 8-K, which is hereby incorporated by reference into this Item 1.01.

On March 31, 2008, the Company entered into an Executive Employment Agreement and an Indemnification Agreement in connection with the March 31, 2008 appointment of Michael Rabson, Ph.D. to the position of Senior Vice President, Business Development & Legal Affairs and General Counsel. A description of the terms of these agreements is provided below in Item 5.02 of this Form 8-K, which is hereby incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

The Executive Employment Agreement, dated July 14, 2004, by and between the Company and James Sabry terminated on March 31, 2008, as a result of Dr. Sabry’s voluntary resignation from the position of Executive Chairman of the Board of Directors of the Company. Following his resignation, Dr. Sabry will be a consultant to the Company, and the Chairman of its Scientific Advisory Board, pursuant to a Scientific Advisory Board Consulting Agreement. A description of the terms of the agreement is provided below in Item 5.02 of this Form 8-K, which is hereby incorporated by reference into this Item 1.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 31, 2008, James Sabry resigned his position as Executive Chairman of the Board of Directors of the Company. Effective April 1, 2008, Dr. Sabry assumed his new position as the non-employee Chairman of the Board of Directors of the Company and his role as Chairman of the Company’s Scientific Advisory Board and consultant to the Company. As the non-employee Chairman of the Board of Directors, Dr. Sabry will be eligible to receive an annual retainer of $40,000 as well as the standard per-meeting attendance fees. The Company and Dr. Sabry also entered into a Scientific Advisory Board Consulting Agreement, effective April 1, 2008, that sets forth the terms of Dr. Sabry’s obligations and compensation as Chairman of the Company’s Scientific Advisory Board and a consultant to the Company. A copy of this agreement is being filed with this Form 8-K as Exhibit 10.66, and is hereby incorporated by reference into this Item 5.02. Under the agreement, Dr. Sabry will receive a consulting fee of $30,000 per month from April 1, 2008 through June 30, 2008, and will provide approximately twelve days of consulting services per month during that period. Starting July 1, 2008, Dr. Sabry will receive a monthly consulting fee of $5,000 per month and will provide approximately two days of consulting services per month. The initial term of the agreement is through December 31, 2008, but the agreement automatically renews for successive one-year terms, subject to termination by either party at any time upon 60 days’ notice. In his role as a consultant, Dr. Sabry will retain his currently outstanding vested and unvested stock options, and such options will continue to vest in accordance with their original vesting schedules and terms. During 2008, Dr. Sabry will not be eligible to receive additional stock option grants in his role as a member of the Board of Directors.

On March 31, 2008, Michael Rabson, Ph.D., age 54, was appointed Senior Vice President, Business Development & Legal Affairs and General Counsel of the Company.

Dr. Rabson joined the Company from Maxygen, Inc., a biotechnology company, where he served as General Counsel and Senior Vice President from September 1999 to March 2008. From 1996 to 1999, Dr. Rabson was a member of Wilson Sonsini Goodrich & Rosati, P.C. From 1985 to 1986, he was a patent examiner focused on biotechnology and genetic engineering at the U.S. Patent and Trademark Office. From 1983 to 1985, he was a post-doctoral fellow at the National Cancer Institute, National Institutes of Health. Dr. Rabson received a B.S. in Biological Sciences from Cornell University, a Ph.D. in infectious disease epidemiology from Yale University and a J.D. from Yale Law School.

In conjunction with Dr. Rabson’s appointment, he and the Company entered into an Executive Employment Agreement, which is attached hereto as Exhibit 10.67 and incorporated by reference into this Item 5.02, and an Indemnification Agreement in substantially the form entered into between the Company and officers and directors of the Company (a form of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, SEC File No. 333-112261, declared effective by the Securities and Exchange Commission on April 29, 2004).

Under the terms of the Executive Employment Agreement, Dr. Rabson will be an at-will employee of the Company and will receive an annual salary of $350,000. In addition, the Company has granted to Dr. Rabson an option to purchase 200,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of grant, March 31, 2008, the last trading day of the month in which he was hired. Dr. Rabson will also be eligible to receive an annual bonus, in the discretion of the Board of Directors, of up to 30% of his annual base salary, pro-rated for his service in 2008.

The Executive Employment Agreement provides for Dr. Rabson to receive salary, bonus and benefits as determined in the discretion of the Board of Directors of the Company. In addition, the agreement provides for Dr. Rabson to receive certain benefits if within the eighteen month period following a change of control of the Company, he resigns for good reason or is terminated by the Company or its successor other than for cause. Upon such qualifying resignation or termination, Dr. Rabson will become entitled to receive: continuing severance payments at a rate equal to his base salary for a period of eighteen months; a lump sum payment equal to his full target annual bonus; acceleration in full of vesting of stock options and restricted stock awards held by Dr. Rabson; the lapse in full of the Company’s right of repurchase with respect to restricted shares of the Company’s common stock held by Dr. Rabson; and continued employee benefits until the earlier of eighteen months following the date of termination or resignation or the date Dr. Rabson obtains employment with generally similar employee benefits.

The Company’s form of Indemnification Agreement attempts to provide directors and officers of the Company with the maximum protection permitted by Delaware law as it may be amended from time to time. Moreover, the Indemnification Agreement provides for certain additional indemnification. Under such additional indemnification provisions, however, Dr. Rabson will not receive indemnification for judgments, settlements or expenses if he is found liable to the Company (except to the extent the court determines he is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by the Company or for settlements and expenses if the settlement is not approved by the court. The Indemnification Agreement provides for the Company to advance to Dr. Rabson any and all reasonable expenses, including legal fees and expenses, incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, Dr. Rabson must submit to the Company copies of invoices presented to him for such expenses. Also, Dr. Rabson must repay such advances upon a final judicial decision that he is not entitled to indemnification.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No. Description
------------------------
10.66* Scientific Advisory Board Consulting Agreement, dated April 1, 2008, by and between the Company and James H. Sabry.

10.67 Executive Employment Agreement, dated March 31, 2008, by and between the Company and Michael Rabson.

* Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this Current Report on Form 8-K and have been filed separately with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

April 2, 2008	By:	/s/ Sharon Surrey-Barbari

Name: Sharon Surrey-Barbari
Title: Senior Vice President, Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.66	* Scientific Advisory Board Consulting Agreement, dated April 1, 2008, by and between the Company and James H. Sabry. * Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this Current Report on Form 8-K and have been filed separately with the Securities and Exchange Commission.
10.67	Executive Employment Agreement, dated March 31, 2008, by and between the Company and Michael Rabson.